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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

Adams Golf, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware 000-24583 75-2320087

(State or Other (Commission (IRS Employer

Jurisdiction of Incorporation File Number) Identification No.)

300 Delaware Avenue, Suite 572

Wilmington, Delaware 19801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (302) 427-5892

Not Applicable

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

                    [ ] Written communications pursuant to Rule 425 under the

                     Securities Act (17 CFR 230.425)

                    [ ] Soliciting material pursuant to Rule 14a-12(b) under the xchange Act (17 CFR 230.14a-12(b))

                    [ ] Pre-commencement communications pursuant to Rule 14d-2(b)

                    under the Exchange Act (17 CFR 230.14d-2(b))

                    [ ] Pre-commencement communications pursuant to Rule 13e-4(c)

                    under the Exchange Act (17 CFR 230.133-4(c))

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Item 8.01 - Other Events

In Adams Golf, Inc.'s Form 10-Q for the period ended March 31, 2007, we disclosed certain events related to the directors' and officers' and corporate liability insurance that the Company maintained for the period covering the class-action lawsuit filed in June 1999 in the United States District Court for the District of Delaware.  The Company had obtained the insurance from multiple carriers, who each insure a different layer of exposure for a total of $50 million in coverage, to cover certain risks associated with securities claims filed against the Company or our directors and officers.

We previously disclosed that Chubb & Son, a division of Federal Insurance Company, had notified us that coverage under Federal's policy, which provided insurance coverage totaling $10 million for the layer of exposure between $20 million and $30 million, and the Executive Risk Indemnity Inc. ("ERII") policy, which provided insurance coverage totaling $10 million for the layer of exposure between $40 million and $50 million, would only attach if the underlying limits are exhausted by payment from the underlying insurance carrier. Zurich American Insurance Company, which provided insurance coverage totaling $5 million for the layer of exposure between $15 million and $20 million, is denying coverage due to the fact that it was allegedly not timely notified of the class action lawsuit. We are currently assessing whether Zurich's denial of coverage is appropriate.

On June 18, 2007, Chubb notified us that Federal and ERII will not require that Zurich pay the full amount of its limit of liability before the Federal and ERII policies attach. Although the amount of the Zurich policy's limit of liability must be satisfied by full payment in legal currency by or on behalf of the insureds, Chubb will accept payment in cash by Adams Golf of Zurich's limit of liability to satisfy this requirement, so long as such payment is for a covered loss.

At this point in the legal proceedings, we cannot predict with any certainty the outcome of the matter, per the guidance in SFAS 5, and thus cannot reasonably estimate future liability or the conclusion of the events, if any.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2007 ADAMS GOLF, INC.

By: /s/ ERIC LOGAN

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Eric Logan

Chief Financial Officer